UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2006
SILICON IMAGE, INC.
(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307

(Commission	(IRS Employer
File Number)	Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085

(Address of Principal Executive Offices)	(Zip Code)
(408) 616-4000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On September 18, 2006, Silicon Image, Inc. (the “Registrant”) entered into a Consulting Agreement (the “Consulting Agreement”) with Patrick Reutens. Mr. Reutens served as Chief Legal Officer of the Registrant from October 2004 until September 5, 2006. Pursuant to the Consulting Agreement, Mr. Reutens will provide legal consulting services to the Registrant until November 30, 2006 and the Company will (i) pay Mr. Reutens a consulting fee of $5,000, (ii) pay Mr. Reutens performance-based compensation of up to $125,000 upon the timely and satisfactory completion of performance objectives to be determined by the Registrant’s Chief Executive Officer, and (iii) extend Mr. Reutens’ exercise period in which to exercise his stock options until December 29, 2006. The Registrant will also reimburse Mr. Reutens for his reasonable out-of-pocket expenses incurred in performing the consulting services which are approved in advance by the Registrant’s Chief Executive Officer.
     The foregoing is a summary of the Consulting Agreement and does not purport to be complete. The foregoing is qualified in its entirety by reference to the Consulting Agreement, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit No.	Exhibit Title

10.01	Consulting Agreement between Patrick Reutens and the Registrant dated September 18, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2006	SILICON IMAGE, INC.

	By:	/s/ Robert Freeman Robert Freeman
Chief Financial Officer

Exhibit List

Exhibit No.	Exhibit Title

10.01	Consulting Agreement between Patrick Reutens and the Registrant dated September 18, 2006.